SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2002

DIGITAL RIVER, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24643	41-1901640
(Commission File No.)	(IRS Employer Identification No.)

9625 W. 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (612) 253-1234

Item 4.                    Changes in Registrant’s Certifying Accountant.

On June 13, 2002, the Registrant terminated Arthur Andersen LLP’s appointment as the independent accountants of the Registrant based upon the recommendation and approval of its Audit Committee.

The reports of Arthur Andersen LLP on the Registrant’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant’s two most recent fiscal years and through the subsequent interim period ended June 13, 2002, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report.

During the two most recent fiscal years and through June 13, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Registrant has requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the above statements.  Such letter is filed as Exhibit 16.1 hereto.

The Registrant engaged Ernst & Young LLP as its new independent accountants as of June 13, 2002.  During the two most recent fiscal years and through June 13, 2002, the Registrant has not consulted with Ernst & Young LLP on items which (1) were or should have been subject to Statement of Auditing Standard No. 50 or (2) concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K Item 304(a)(2)).

Item 7.                    Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

16.1	Letter dated June 18, 2002 from Arthur Andersen LLP, the Registrant’s former accountants, to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

Dated: June 18, 2002	By:	/s/ CARTER D. HICKS
Carter D. Hicks
Chief Financial Officer